Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Summer Infant, Inc. of our report dated February 22, 2017, relating to the consolidated financial statements of Summer Infant, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

RSM US LLP
Boston, MA
June 21, 2017